                                                                    Exhibit 99.4

================================================================================


              INSTRUMENT OF RESIGNATION OF TRUSTEE AND APPOINTMENT
                       AND ACCEPTANCE OF SUCCESSOR TRUSTEE

                                      among

                               HARRIS CORPORATION,

                 JPMORGAN CHASE BANK, as Resigning Trustee, and

                              THE BANK OF NEW YORK,
                              as Successor Trustee



                          dated as of November 1, 2002
                          (effective November 15, 2002)
                               ------------------


================================================================================

                    INSTRUMENT OF RESIGNATION OF TRUSTEE AND
                 APPOINTMENT AND ACCEPTANCE OF SUCCESSOR TRUSTEE
                 -----------------------------------------------



         INSTRUMENT OF RESIGNATION OF TRUSTEE AND APPOINTMENT AND ACCEPTANCE OF SUCCESSOR TRUSTEE (this "INSTRUMENT"), dated as of November 1, 2002, by and among HARRIS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), JPMORGAN CHASE BANK (as successor by merger with Chemical Bank), a banking corporation duly organized and existing under the laws of the State of New York ("Prior Trustee"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York ("SUCCESSOR TRUSTEE").

                                R E C I T A L S :

         WHEREAS, the Company and the Prior Trustee entered into an Indenture dated as of May 1, 1996 (the "Indenture"; certain capitalized terms used and not otherwise defined herein having the respective meanings attributed thereto in the Indenture), providing for the issuance of debt securities from time to time;

         WHEREAS, on the date hereof the following Securities are issued and outstanding under the Indenture (1) $150,000,000 of the Company's 6.35% Debentures due February 1, 2028, and (2) $1,360,000 of the Company's 6.65% Debentures due August 1, 2006, ($100,000,000 of which were originally issued); and

         WHEREAS, Section 8.10 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, and by mailing a notice to the Holders of then Outstanding Securities as the names and addresses of such Holders appear in the Security Register; and

         WHEREAS, the Prior Trustee desires to resign as Trustee, Security Registrar and Paying Agent in accordance with the provisions of the Indenture; and

         WHEREAS, Section 8.10 of the Indenture provides that if the Prior Trustee shall resign, the Company shall, by order of the Board of Directors, promptly appoint a Successor Trustee; and

         WHEREAS, Section 8.10 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge, and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all rights, powers, duties, and obligations of the predecessor Trustee; and

         WHEREAS, the Company desires to appoint the Successor Trustee as Trustee, Security Registrar, and Paying Agent to succeed the Prior Trustee in such capacities under the Indenture; and

         WHEREAS, the Successor Trustee having its principal corporate trust office at 101 Barclay Street, Corporate Trust Administration - 8W, New York, New York 10286, has declared that it is eligible to serve as successor Trustee, Security Registrar, and Paying Agent under the provisions of Sections 8.08 and
8.09 of the Indenture and is willing to accept such appointment as successor Trustee, Security Registrar, and Paying Agent under the Indenture; and

         WHEREAS, the Company has been authorized, by order of the Board of Directors to appoint The Bank of New York as successor Trustee, Security Registrar and Paying Agent under the Indenture and to execute and deliver this Instrument and to perform the acts to be performed by it as contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, the Successor Trustee and the Prior Trustee hereby consent and agree as follows:

         1. RESIGNATION OF PRIOR TRUSTEE. The Prior Trustee hereby notifies the Company that the Prior Trustee is hereby resigning as Trustee, Security Registrar, and Paying Agent under the Indenture. The resignation of the Prior Trustee as Trustee, Security Registrar, and Paying Agent under the Indenture shall become effective pursuant to Section 8.10 of the Indenture on the Effective Date (as defined in Section 13) following the execution, acknowledgement and delivery of a counterpart of this Instrument to the Company and to the Prior Trustee by the Successor Trustee. The Company hereby accepts the resignation of the Prior Trustee as Trustee, Security Registrar, and Paying Agent under the Indenture.

         2. APPOINTMENT OF SUCCESSOR TRUSTEE. The Company, pursuant to Section
8.10 of the Indenture, hereby appoints the Successor Trustee as successor Trustee under the Indenture, to succeed to all of the rights, powers, duties, obligations, immunities, and trusts of the Prior Trustee as Trustee under the Indenture, as Paying Agent and as Security Registrar under the Indenture, and as an office or agency where notices and demands to or upon the Company in respect of the Securities or the Indenture may be served, and for any and all other functions or duties as Trustee or such office or agency under the Indenture, all with like effect as if originally named as Trustee, Security Registrar and Paying Agent and such office or agency under the Indenture, such appointment to take effect pursuant to Section 8.11 of the Indenture on the Effective Date following the execution, acknowledgement and delivery of a counterpart of this Instrument to the Company and to the Prior Trustee by the Successor Trustee.

         3. ACCEPTANCE BY SUCCESSOR TRUSTEE. The Successor Trustee hereby:

              (a) Accepts its appointment as successor Trustee, Security Registrar, and Paying Agent under the Indenture and accepts and assumes the rights, powers, duties, obligations, immunities, and trusts imposed upon it by the Indenture, subject to the terms and conditions contained therein, and agrees to perform and exercise said rights, powers, duties, obligations, immunities, and trusts upon such terms and conditions, with like effect as if originally named as Trustee under the Indenture; and

              (b) Requests (i) the Prior Trustee to execute and deliver this Instrument as an agreement of transfer and (ii) the Company to execute and deliver this Instrument as an agreement of further assurance and confirmation, all as contemplated by Section 8.11 of the Indenture.

              In accepting appointment as Successor Trustee under the Indenture, the Successor Trustee undertakes to exercise and perform only the rights, powers, duties, obligations, immunities, and trusts imposed upon the Successor Trustee as successor Trustee under the Indenture.

         4. TRANSFER OF TRUST. Pursuant to the request of the Successor Trustee as successor Trustee made in Paragraph 3 hereof, the Prior Trustee, as Trustee as aforesaid, pursuant to Section 8.11 of the Indenture, as of the Effective Date does hereby:

              (a) Grant, give, bargain, sell, remise, release, confirm, set over, transfer, convey, and assign to the Successor Trustee, as successor Trustee under the Indenture, and to its successors and assigns forever, upon the trust expressed in the Indenture, all of the rights, powers, duties, obligations, immunities and trusts, which the Prior Trustee, as Trustee and as Security Registrar and Paying Agent and as such office or agency as aforesaid, has or may have under the Indenture;

              (b) Pay over, assign, and deliver to the Successor Trustee any and all money and property held by the Prior Trustee as Trustee and Paying Agent under the Indenture;

              (c) Agree that it shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, and duties hereby assigned, transferred, delivered, and confirmed to the Successor Trustee as Trustee, Security Registrar, and Paying Agent under the Indenture.

         5. CONFIRMATION OF TRANSFER OF TRUST. Pursuant to the request of the Successor Trustee as successor Trustee made in Paragraph 3 hereof, and in accordance with Section 8.11 of the Indenture, the Company, for the purpose of more fully and certainly vesting in and conferring to the Successor Trustee as successor Trustee and as Security Registrar and Paying Agent and as such office or agency all the rights, powers, duties, immunities and obligations vested or intended to have been vested in the Prior Trustee, as resigning Trustee, Security Registrar and Paying Agent and as such office or agency, as of the Effective Date hereby vests in the Successor Trustee all of the rights, powers, duties, obligations, immunities, and trusts of the Trustee, Security Registrar, and Paying Agent with like effect as if the Successor Trustee had been originally named as Trustee, Security Registrar and Paying Agent and as such office or agency in the Indenture.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

              (a) The Company is a corporation validly incorporated and existing under the laws of the State of Delaware;

              (b) The Indenture was validly and lawfully executed and delivered by the Company and the Securities were validly and lawfully issued by the Company;

              (c) The Company has performed or fulfilled each covenant, agreement, and condition on its part to be performed or fulfilled under the Indenture on or prior to the date hereof;

              (d) The Company will continue to perform its obligations under the Indenture;

              (e) No default or Event of Default or, to the best of its knowledge, any event which with notice or the passage of time or both would constitute an Event of Default under the Indenture has occurred and is continuing as of the date hereof;

              (f) The Company has not entered into any amendment or supplement to the Indenture, and the Indenture, as originally executed and delivered, remains in full force and effect; and

              (g) $151,360,000 in principal amount of the Securities were outstanding as of the date of this Instrument and all interest due and payable, as of the date hereof, on the Securities has been duly paid by the Company; and

              (h) This Instrument has been duly authorized, executed, and delivered on behalf of the Company and constitutes its legal, valid, and binding obligation.

         7. REPRESENTATIONS OF THE PRIOR TRUSTEE. The Prior Trustee hereby represents and warrants that:

              (a) To the best of its knowledge, no default or Event of Default or event which with notice or the passage of time or both would constitute an Event of Default under the Indenture has occurred and is continuing as of the date hereof;

              (b) The Prior Trustee has not taken any action to withhold the giving of notice of any default or Event of Default or any event which with notice or the passage of time or both would constitute an Event of Default under the Indenture, and no waiver of any provision of the Indenture which has been executed by the Prior Trustee or, to its knowledge, by the Holders is in force and continuing;

              (c) $151,360,000 in principal amount of the Securities are outstanding as of the date of this Instrument;

              (d) The Prior Trustee has made, or promptly will make, available for inspection by the Successor Trustee, originals of all documents relating to the trust created by the Indenture, and all records in the possession of its corporate trust department relating to the administration and status thereof, and will following the Effective Date furnish to the Successor Trustee (i) the originals of such documents and (ii) copies of any such records memoranda as may be reasonably requested by the Successor Trustee;

              (e) The Prior Trustee has not entered into any amendment or supplement to the Indenture, and the Indenture, as originally executed and delivered, remains in full force and effect;

              (f) There is no action, suit, or proceeding pending or, to the best of the knowledge of the Prior Trustee, threatened against the Prior Trustee before any court or governmental authority arising out of any action or omission by the Prior Trustee as Trustee, Security Registrar, or Paying Agent under the Indenture;

              (g) As of the date of this Instrument, the Prior Trustee holds no property under the Indenture;

              (h) There are no amounts due or owing to the Prior Trustee pursuant to Section 8.06 or any other provision of the Indenture and, therefore, all property and funds transferred to the Successor Trustee by the Prior Trustee are transferred free and clear of any lien or encumbrance with the exception of the lien in favor of the Holders pursuant to the Indenture;

              (i) Interest on the Securities has been paid through July 31, 2002; and

              (j) This Instrument has been duly authorized, executed, and delivered on behalf of the Prior Trustee and constitutes its legal, valid, and binding obligation.

         8. REPRESENTATIONS OF THE SUCCESSOR TRUSTEE. The Successor Trustee hereby represents and warrants (a) that it is qualified under the provisions of Sections 8.08 and 8.09 of the Indenture and eligible to act as Trustee under the provisions of Section 8.10 of the Indenture, and (b) that this Instrument has been duly authorized, executed, and delivered on behalf of the Successor Trustee and constitutes its legal, valid, and binding obligation.

         9. NOTIFICATION TO HOLDERS AND DTC. Promptly after the signing of this Instrument, in accordance with Section 8.10 of the Indenture, the Company and the Prior

Trustee will cause written notice of the resignation of the Prior Trustee as Trustee and the appointment of the Successor Trustee as successor Trustee under the Indenture to be mailed by first class mail, postage prepaid, to the Holders of Outstanding Securities as their names and addresses appear in the Security Register, each such notice to include the name of the Successor Trustee and the address of its principal corporate trust office. The form of notice referred to above shall be in substantially the form of Exhibit A hereto. No later than November 4, 2002, the Successor Trustee and Prior Trustee will provide the Depository Trust Company with any notices required by Rule 17Ad-16 of the Securities Exchange Act of 1934, as amended.

         10. COUNTERPARTS. This Instrument may be executed in several counterparts, and by each party hereto upon a separate counterpart, each of which shall be an original and all of which, collectively, shall be deemed to constitute but a single agreement.

         11. GOVERNING LAW. This Instrument and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in said State.

         12. NOTICES. Any notice, demand, request, or agreement in writing authorized by the Indenture or herein to be given to the Bank of New York as Successor Trustee under the Indenture shall be sufficiently given for all purposes, if delivered or mailed to 101 Barclay Street, Corporate Trust Administration - 8W, New York, New York 10286.

         13. EFFECTIVENESS. The resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on November 15, 2002 (the "Effective Date").

         14. ACKNOWLEDGEMENT OF RECEIPT. The Company, the Prior Trustee and the Successor Trustee each hereby acknowledges receipt of an executed and acknowledged counterpart of this Instrument.


              [The rest of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation of Trustee and Appointment and Acceptance of Successor Trustee to be executed by their respective officers thereunto duly authorized and their respective corporate seals duly attested to be hereunto affixed, all as of the 1st day of November 2002.


           ATTEST:                             HARRIS CORPORATION

[SEAL]
           /s/ Scott T. Mikuen                 By /s/ D.S. Wasserman
           ------------------------------      -------------------------------
           Name: Scott T. Mikuen               Name: David S. Wasserman
           Title: Assistant Secretary          Title: Vice President - Treasurer



           ATTEST:                             THE BANK OF NEW YORK,
                                               as Successor Trustee

[SEAL]
           /s/ Robert A. Massimillo            By /s/ Mary LaGumina
           ------------------------------      -------------------------------
           Name: Robert A. Massimillo          Name: Mary LaGumina
           Title: Vice President               Title: Vice President



           ATTEST:                             JPMORGAN CHASE BANK,
                                               as Prior Trustee

[SEAL]
           /s/ David E. White                  By /s/ Roy Wessinger
           ------------------------------      -------------------------------
           Name:    David E. White             Name:    Roy Wessinger
           Title:   Authorized Signatory       Title:   Authorized Signatory

STATE OF FLORIDA                 }    ss:
COUNTY OF BREVARD                }

         On the 5th day of November 2002, before me personally came David S. Wasserman to me known, who, being by me duly sworn, did depose and say that he is Vice President - Treasurer of HARRIS CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                          /s/ Rebecca L. Parman
                                          ______________________________________
                                          Notary Public


                                          Rebecca L. Parman
                                          My Commission CC98787
                                          Expires December 13 2004





STATE OF NEW YORK                }    ss:
COUNTY OF ROCKLAND               }
          -----------------------

         On the 4th day of November 2002, before me personally came Mary LaGumina, to me known, who, being by me duly sworn, did depose and say that she is Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed his name thereto by like authority.

                                              /s/ Robert Hirsch
                                              __________________________________
                                              Notary Public
                                              Robert Hirsch
                                              Notary Public, State of New York
                                              No. 01416076679
                                              Qualified in Rockland County
                                              Commission Expires July 1, 2006

STATE OF ALABAMA   }    ss:
COUNTY OF JEFFERSON}

       On the 1st day of November 2002, before me personally came Roy Wessinger, to me known, who, being by me duly sworn, did depose and say that he is an Authorized Officer of JPMORGAN CHASE BANK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                   /s/ Dian P. Wilson
                                   -----------------------------
                                   Dian P. Wilson
                                   NOTARY PUBLIC
                                   STATE OF ALABAMA AT LARGE
                                   MY COMMISSION EXPIRES: AUGUST 23, 2004
                                   BONDED THRU NOTARY PUBLIC UNDERWRITERS

                                NOTICE TO HOLDERS
                                       OF
                             RESIGNATION OF TRUSTEE
                                       AND
                        APPOINTMENT OF SUCCESSOR TRUSTEE

                             $151,360,000 SECURITIES
                                       OF
                               HARRIS CORPORATION

             HARRIS CORPORATION NOTES DUE 2006: CUSIP NO. 413875AD7

             HARRIS CORPORATION NOTES DUE 2028: CUSIP NO. 413875AF2



NOTICE IS HEREBY GIVEN by JPMORGAN CHASE BANK, as Trustee (the "Prior Trustee"), and HARRIS CORPORATION (the "Company") pursuant to the Indenture (the "Indenture"), dated as of May 1, 1996, between the Company and the Prior Trustee, as successor to Chemical Bank, that the Prior Trustee has resigned from the position of Trustee under the Indenture. Effective as of November 15, 2002, the Company has appointed The Bank of New York (the "Successor Trustee") to serve as Trustee under the Indenture. The address of the principal corporate trust office of the Successor Trustee is:

                               101 Barclay Street
                       Corporate Trust Administration - 8W
                            New York, New York 10286

All conditions to the resignation of the Prior Trustee and the appointment of the Successor Trustee under the Indenture have been satisfied.

This notice is provided to Holders by the Prior Trustee and the Company in satisfaction of their respective obligations under Sections 8.10(a) and 8.10(e) of the Indenture.

JPMORGAN CHASE BANK                                HARRIS CORPORATION


Dated: _________, 2002